SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
☐	Definitive information statement

Mango Capital, Inc.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒		No fee required

☐		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

MANGO CAPITAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF MANGO CAPITAL, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Mango Capital, Inc., a Nevada corporation (the “Company”), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following corporate action:

1.
Increase the authorized capital stock of the Company from 15,000,000 shares of par value $0.001 Common Stock and 5,000,000 shares of par value $0.001 Preferred Stock to 250,000,000 shares of par value $0.001 Common Stock and 5,000,000 shares of par value $0.001 Preferred Stock; and

2.	Effectuate a merger between the Company and NewCo, Inc. whereby the Company shall be the surviving entity.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on August 15, 2015 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is being mailed on or about November 15, 2015 to all stockholders of record as of the Record Date.  Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MANGO CAPITAL, INC.
108 Village Square, Suite 315
Somers, New York 10589

INFORMATION STATEMENT ON SCHEDULE 14C

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 7,434,865 issued common shares.

Directors & Executive Officers	Title	Number of Shares of Common Stock Owned	Percent of Voting Shares Outstanding
Sean M. Gavin	CEO & CFO	1,218,750	16.39%

All Directors & Officers as a Group		1,218,750	16.39%

Beneficial Owners	Number of Shares of Common Stock Owned	Percent of Voting Shares Outstanding
Douglas B. Krugman 2009 Trust	1,649,588	22.19%
Anthony Hayes	741,064	9.97%
Jeff Fraser	741,064	9.97%
Sean Gavin	1,218,750	16.39%
All Beneficial Owners as a Group	4,350,466	58.51%

AMENDMENT TO ARTICLES OF INCORPORATION
CHANGING THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

The consent of a majority of the voting shares of the Company was given for the approval of an amendment to the Company’s Articles of Incorporation to increase the capital stock of the Company from 15,000,000 shares of par value $0.001 Common Stock and 5,000,000 shares of par value $0.001 Preferred Stock to 250,000,000 shares of par value $0.001 Common Stock and 5,000,000 shares of par value $0.001 Preferred Stock.

The Company recently entered into an Agreement and Plan of Merger (see below) which required the increase of the Company’s capital stock in order to effectuate the merger and plan for future growth and expansion.

The amendment to our Articles of Incorporation increasing the capital stock of the Company will be filed with the Secretary of State of Nevada on or after the twentieth day after this Information Statement is mailed to our stockholders.

MERGER OF THE COMPANY WITH NEWCO, INC.

On or about September 17, 2015 the Company and NewCo, Inc. entered into an Agreement and Plan of Merger (“Agreement”) whereby NewCo, Inc. will merge with and into the Company.  The Board of Directors feels the merger is in the best interest of all of the shareholders of the Company for the following reasons: (i) the Company currently has minimal or no active business operations or assets; (ii) NewCo, Inc. is a real estate holding company and will contribute real property assets to the Company and immediately following the merger the Company will have substantial assets; and (iii) as part of the merger, the currently pending litigation against the Company by Englander Capital Corp. will be dismissed with prejudice.

The material terms of the Agreement are as follows: (i) NewCo, Inc. will contribute real property holdings throughout the United States in exchange for 85,000,000 newly issued shares of Common Stock of the Company; (ii) Englander Capital Corp. will dismiss the currently pending litigation in exchange for 7,500,000 of newly issued shares of Common Stock of the Company; and (iii) the current shareholders of the Company will represent 7,434,865 shares of Common Stock of the Company.

The Board of Directors feels this is the best opportunity for the shareholders of the Company to realize value and be a part of an operating company that will hopefully grow and increase in value.  Any shareholder that would like to receive a copy of the Agreement, a request can be made to counsel for the Company at: Heimerl Law Firm, 32 Dumont Road, Post Office Box 964, Far Hills, New Jersey 07924

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2016

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.  Our 2016 annual meeting of stockholders is expected to be held on or about June 30, 2016, and proxy materials in connection with that meeting are expected to be mailed on or about May 31, 2016.  Proposals of stockholders that are intended to be presented at our 2016 annual meeting must be received by us no later than May 15, 2016, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the  “Exchange Act”) requires that our Officers and Directors  and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC.  Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2014 fiscal year, all such filing requirements applicable to our Officers, Directors, and greater than 10% beneficial owners were complied with.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which has been filed with the SEC pursuant to the Exchange Act, and our Quarterly Reports for the quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, are available on the Internet at www.sec.gov from the SEC’s EDGAR database, and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. Thereafter on March 30, 3012 the Company filed a Form 15 terminating its obligation to continue to file periodic reports on Form 10-K and/or Form 10Q.   Additional copies of this Information Statement, Agreement and Plan of Merger and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon written request to Heimerl Law Firm, 32 Dumont Road, Post Office Box 964, Far Hills, New Jersey 07931, (908) 470-0200.

By Order of the Board of Directors

/s/ Sean Gavin
By:  Sean Gavin, Chief Executive Officer, Chief Financial Officer & Director